CONSENT OF INDEPENDENT AUDITORS

We  consent  to  the  reference  to  our  firm  under  the  captions  "Financial
Highlights" and "Independent Auditors and Reports to Shareholders" and to the use our reports on the financial statements of the Kemper State Tax-Free Income Series - Kemper Florida Tax-Free Income Fund, Kemper New Jersey Tax-Free Income Fund, Kemper New York Tax-Free Income Fund, and Kemper Pennsylvania Tax-Free Income Fund and the Kemper State Tax-Free Income Series - Kemper California Tax-Free Income Fund, Kemper Michigan Tax-Free Income Fund, Kemper Ohio Tax-Free Income Fund and Kemper Texas Tax-Free Income Fund dated October 16, 1998 in the Registration Statement (Form N-1A) of Kemper State Tax-Free Income Series and their incorporation by reference in the related Prospectus and Statement of Additional Information of Kemper Tax-Free Income Funds, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 28 under the Securities Act of 1933 (Registration No. 2-81549) and in this Amendment No. 28 to the Registration Statement under the Investment Company Act of 1940 (Registration No.811-3657).




                                                        ERNST & YOUNG LLP


Chicago, Illinois
December 28, 1998